UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________
FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2014
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CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (440) 753-1490

NOT APPLICABLE
(Former name or former address, if changed since last report)
_____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of             Certain Officers; Compensatory Arrangements of Certain Officers.
On May 22, 2014, Chart Industries, Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, the Company’s stockholders approved the Chart Industries, Inc. Cash Incentive Plan (the “Cash Incentive Plan”). As described in the Company’s definitive proxy statement for the annual meeting, the Company's executive officers and key employees (including its principal executive officer, principal financial officer and other "named executive officers") are eligible to be granted awards under the Cash Incentive Plan. It is anticipated that awards will be granted to the Company's executive officers and key employees in the future as may be determined by the Compensation Committee of the Company’s Board of Directors from time to time consistent with terms of the Cash Incentive Plan. A more detailed description of the Cash Incentive Plan can be found in the Company’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2014, under “Approval and Adoption of the Chart Industries, Inc. Cash Incentive Plan” and is incorporated herein by reference. A copy of the Cash Incentive Plan was also attached as Appendix A to the Company’s definitive proxy statement and is included as Exhibit 10.1 and incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders the following matters were submitted to a vote:

•	the election of eight directors for a term of one year;

•	the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014;

•	the approval, on an advisory basis, of the Company’s executive compensation; and

•	the approval and adoption of the Cash Incentive Plan.

As of the record date of March 25, 2014, there were 30,465,937 shares of common stock outstanding and entitled to vote at the meeting. The holders of 28,444,292 shares were represented in person or by proxy at the meeting, constituting a quorum. At the annual meeting, all of the proposals were approved as recommended to stockholders in the proxy statement for the meeting. All the directors were elected, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 was ratified, the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved on an advisory basis, and stockholders approved and adopted the Cash Incentive Plan.

The vote with respect to the election of directors was as follows:

Election of Directors	For	Withheld	Broker Non-Votes
Samuel F. Thomas	25,378,359	865,252	2,200,681
W. Douglas Brown	26,110,040	133,571	2,200,681
Richard E. Goodrich	26,158,588	85,023	2,200,681
Terrence J. Keating	26,158,109	85,502	2,200,681
Steven W. Krablin	26,152,029	91,582	2,200,681
Michael W. Press	25,836,051	407,560	2,200,681
Elizabeth G. Spomer	26,161,467	82,144	2,200,681
Thomas L. Williams	26,110,906	132,705	2,200,681

The vote with respect to the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm was as follows:

	For	Against	Abstain	Broker Non-Votes
Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm	28,100,573	289,983	53,736	-

The advisory vote with respect to the approval of the compensation of the Company’s named executive officers was as follows:

	For	Against	Abstain	Broker Non-Votes
Approval, on an Advisory Basis, of the Company’s Executive Compensation	25,707,881	441,034	94,696	2,200,681

Consistent with the advisory vote on the frequency of future votes on executive compensation held in 2011, the Company plans to hold an annual advisory vote on executive compensation.

The vote with respect to the approval and adoption of the Cash Incentive Plan was as follows:

	For	Against	Abstain	Broker Non-Votes
Approval and Adoption of the Chart Industries, Inc. Cash Incentive Plan	25,751,176	400,710	91,725	2,200,681

For information on how the votes for the above matters were tabulated, see the Company’s definitive proxy statement used in connection with the annual meeting of stockholders held on May 22, 2014.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Chart Industries, Inc. Cash Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement filed with the SEC on April 8, 2014 (File No. 001-11442)).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: May 23, 2014
By: /s/ Matthew J. Klaben Matthew J. Klaben Vice President, General Counsel and Secretary

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